Ex. 99.1
XPEL Revenues Increase 19.5% to $85.8 Million in First Quarter 2023 With Gross Margin of 41.9%

San Antonio, TX – May 9, 2023 – XPEL, Inc. (Nasdaq: XPEL) a global provider of protective films and coatings, today announced results for the quarter ended March 31, 2023.

First Quarter 2023 Highlights:

•Revenues increased 19.5% to $85.8 million in the first quarter.

•Gross margin percentage improved to 41.9% in the first quarter, a new high for the Company.

•Net income grew 46.5% to $11.4 million, or $0.41 per share, compared to $7.8 million, or $0.28 per share, in the same quarter of 2022.

•EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) grew 43.9% to $17.1 million, or 19.9% of revenues compared to $11.9 million in first quarter 2022.1

Ryan Pape, President and Chief Executive Officer of XPEL, commented, “We’re off to a great start in 2023 with solid first quarter results. We continue to see good momentum in our business and remain focused on driving growth as we move through 2023.”

For the Quarter Ended March 31, 2023:

Revenues. Revenues increased approximately $14.0 million or 19.5% to $85.8 million as compared to $71.9 million in the first quarter of the prior year.

Gross Margin. Gross margin was 41.9% compared to 38.6% in the first quarter of 2022.

Expenses. Operating expenses increased to $21.0 million, or 24.5% of sales, compared to $17.7 million, or 24.6% of sales in the prior year period.

Net income. Net income was $11.4 million, or $0.41 per basic and diluted share, versus net income of $7.8 million, or $0.28 per basic and diluted share in the first quarter of 2022.

EBITDA. EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) was $17.1 million, or 19.9% of sales, as compared to $11.9 million, or 16.5% of sales in the prior year.1

Conference Call Information

The Company will host a conference call and webcast today, May 9, 2023 at 11:00 a.m. Eastern Time to discuss the Company’s first quarter 2023 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/investor.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 760015

A replay of the teleconference will be available until June 8, 2023 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 48243.

About XPEL, Inc.

XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1See reconciliation of non-GAAP financial measures below.

Safe harbor statement

This release includes forward-looking statements regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, and execution of the company's growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of XPEL. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, performance and acceptance of the company's products, economic factors, competition, the equity markets generally and many other factors beyond the control of XPEL. Without limitation, the risks and uncertainties affecting XPEL are described in XPEL’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL Inc.
Condensed Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue
Product revenue	$67,308	$58,098
Service revenue	18,534	13,766
Total revenue	85,842	71,864

Cost of Sales
Cost of product sales	42,180	38,194
Cost of service	7,702	5,953
Total cost of sales	49,882	44,147
Gross Margin	35,960	27,717

Operating Expenses
Sales and marketing	6,675	6,311
General and administrative	14,354	11,369
Total operating expenses	21,029	17,680

Operating Income	14,931	10,037

Interest expense	523	220
Foreign currency exchange (gain) loss	(9)	5

Income before income taxes	14,417	9,812
Income tax expense	2,984	2,009
Net income	$11,433	$7,803

Earnings per share
Basic	$0.41	$0.28
Diluted	$0.41	$0.28
Weighted Average Number of Common Shares
Basic	27,616	27,613
Diluted	27,626	27,613

XPEL Inc.
Condensed Consolidated Balance Sheets
(In thousands except per share data)

	(Unaudited)	(Audited)
	March 31, 2023	December 31, 2022
Assets
Current
Cash and cash equivalents	$8,330	$8,056
Accounts receivable, net	21,353	14,726
Inventory, net	84,594	80,575
Prepaid expenses and other current assets	6,035	3,464
Total current assets	120,312	106,821
Property and equipment, net	15,311	14,203
Right-of-use lease assets	15,624	15,309
Intangible assets, net	28,485	29,294
Other non-current assets	1,116	972
Goodwill	26,819	26,763
Total assets	$207,667	$193,362
Liabilities
Current
Current portion of notes payable	$—	$77
Current portion lease liabilities	4,261	3,885
Accounts payable and accrued liabilities	20,541	22,970
Income tax payable	2,828	470
Total current liabilities	27,630	27,402
Deferred tax liability, net	1,935	2,049
Other long-term liabilities	1,105	1,070
Borrowings on line of credit	28,000	26,000
Non-current portion of lease liabilities	12,240	12,119
Total liabilities	70,910	68,640
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,616,064 issued and outstanding	28	28
Additional paid-in-capital	11,376	11,073
Accumulated other comprehensive loss	(1,904)	(2,203)
Retained earnings	127,257	115,824
Total stockholders’ equity	136,757	124,722
Total liabilities and stockholders’ equity	$207,667	$193,362

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation
(In thousands)

	(Unaudited)
	Three Months Ended March 31,
	2023	2022
Net Income	11,433	7,803
Interest	523	220
Taxes	2,984	2,009
Depreciation	972	756
Amortization	1,161	1,076
EBITDA	17,073	11,864